UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):         July 9, 2012

FRANCESCA’S HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35239	20-8874704
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3480 West 12th Street Houston, Texas	77008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (713) 864-1358

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On July 10, 2012, the Board of Directors (the “Board”) of Francesca’s Holdings Corporation (the “Company”) appointed Ms. Marie Toulantis to serve as a Class I independent director on the Board, effective immediately. Ms. Toulantis will serve as the Chair of Board’s Audit Committee beginning August 6, 2012.

There was no arrangement or understanding between Ms. Toulantis and any other person pursuant to which Ms. Toulantis was appointed as a director of the Company. There are no family relationships between Ms. Toulantis and any director or executive officer of the Company, and Ms. Toulantis has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Ms. Toulantis’ service on the Board, Ms. Toulantis will receive a $40,000 annual retainer from the Company. Ms. Toulantis will also receive a $10,000 annual retainer for serving as the Chair of the Audit Committee. Her retainers will be prorated during her first year of service. On July 10, 2012, Ms. Toulantis also received a stock option grant under the 2011 Francesca’s Holdings Equity Incentive Plan (the “2011 Plan”) to purchase 10,000 shares of the Company’s common stock. Subject to her continued service through the applicable vesting date, the grant will vest in equal annual installments on each anniversary of the award date over a five-year period commencing with the first anniversary of the grant date. The terms and conditions of the stock option grant are similar to the terms and conditions of the stock options granted to employees generally.

(e) In connection with Ms. Kyong Gill’s retirement as Executive Vice Chairperson of the Company, the Compensation Committee of the Board approved the acceleration of the vesting of a portion of Ms. Gill’s nonqualified stock option, which was previously granted to Ms. Gill on October 4, 2011. In connection with such acceleration, the vesting of the portion of the nonqualified stock option relating to 50,000 shares of the Company’s common stock occurred on July 9, 2012.

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a) The annual meeting of stockholders (the “Annual Meeting”) of the Company was held on July 10, 2012.

(b) At the Annual Meeting, the Company’s stockholders (a) elected one nominee, Ms. Patricia Bender, to the Board to serve until the Company’s 2015 Annual Meeting of Stockholders and until her successor is duly elected and qualified (“Election of Directors”), (b) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 2, 2013 (“Auditor Ratification”), (c) approved, on an advisory basis, the compensation paid to the Company’s executive officers as set forth in the Proxy Statement (“Advisory Compensation Vote”), and (d) indicated their preference, on an advisory basis, that an advisory vote on the compensation of the Company’s executive officers be held every three years (“Advisory Frequency Vote”). Set forth below are the final voting tallies for the Annual Meeting:

2

Election of Directors

For All	Withhold All	For All Except	Broker Non-Votes
39,808,980	0	844,920	1,230,350

Auditor Ratification

For	Against	Abstain
41,837,494	45,554	1,202

Advisory Compensation Vote

For	Against	Abstain	Broker Non-Votes
35,396,834	5,251,747	5,319	1,230,350

Advisory Frequency Vote

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
17,919,228	87,067	22,646,611	994	1,230,350

(d) After considering the vote results on the Advisory Frequency Vote, the Board has decided that it will include an advisory vote on the compensation paid to the Company’s executive officers in its proxy materials every three years until the next required vote on the frequency of future advisory votes on executive compensation, which will occur no later than the Company’s annual meeting of stockholders in 2018.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCESCA’S HOLDINGS CORPORATION

Date:	July 10, 2012	By:	/s/ Kal Malik
Kal Malik
Executive Vice President and General Counsel

4